EXHIIBIT 4.4

                       SECOND AMENDMENT TO LOAN AGREEMENT


      THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT") is made and entered into as of April 21, 1999 by and among INNOVATIVE VALVE TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"); each of the Lenders which is or may from time to time become a party to the Loan Agreement (as defined below) (individually, a "LENDER" and, collectively, the "LENDERS") and CHASE BANK OF TEXAS, N. A., a national banking association (previously known as Texas Commerce Bank National Association), acting as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

                                    RECITALS

      A. The Borrower, the Lenders and the Agent executed and delivered that certain Loan Agreement dated as of July 7, 1998, as amended by instrument dated as of March 21, 1999. Said Loan Agreement, as amended, supplemented and restated, is herein called the "LOAN AGREEMENT". Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.

      B. The Borrower, the Lenders and the Agent desire to amend the Loan Agreement in certain respects.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:

      SECTION 1.        AMENDMENTS TO LOAN AGREEMENT.

      (a) The definitions of "MAXIMUM REVOLVING LOAN AVAILABLE AMOUNT" and "OVER/UNDER ADVANCE AMOUNT" set forth in SECTION 1.1 of the Loan Agreement are hereby amended to read in their entireties as follows:

            MAXIMUM REVOLVING LOAN AVAILABLE AMOUNT means, at any date, an amount equal to the least of (i) the aggregate of the Revolving Loan Commitments or (ii) the then effective Borrowing Base or (iii) for any period, the amount set forth in the table below opposite such period (as such amounts set forth in the table below may be adjusted from time to time by the Majority Lenders):

                  PERIOD                              AMOUNT

            4/21/99 through 5/20/99                   $75,500,000
            5/21/99 through 6/20/99                   $76,500,000
            6/21/99 through 7/20/99                   $75,000,000
            7/21/99 through 8/20/99                   $74,000,000
            8/21/99 through 9/20/99                   $73,500,000

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
            9/21/99 through 10/20/99                  $74,000,000
            10/21/99 through 11/20/99                 $74,500,000
            11/21/99 through 12/20/99                 $75,000,000
            12/21/99 through 1/20/2000                $74,500,000
            1/21/2000 through 2/20/2000               $73,000,000
            2/21/2000 through 3/20/2000               $70,500,000
            3/21/2000 through the Revolving Loan
              Maturity Date                           $70,500,000

            OVER/UNDER ADVANCE AMOUNT means, for any period, the amount set forth in the table below opposite such period:

                  PERIOD                        OVER/UNDER ADVANCE AMOUNT

            4/21/99 through 5/20/99                   $1,500,000
            5/21/99 through 6/20/99                   $900,000
            6/21/99 through 7/20/99                   ($2,100,000)
            7/21/99 through 8/20/99                   ($300,000)
            8/21/99 through 9/20/99                   $500,000
            9/21/99 through 10/20/99                  $2,400,000
            10/21/99 through 11/20/99                 $1,300,000
            11/21/99 through 12/20/99                 $1,500,000
            12/21/99 through 1/20/2000                $600,000
            1/21/2000 through 2/20/2000               $2,000,000
            2/21/2000 through 3/20/2000               $1,100,000
            3/21/2000 through the Revolving Loan
              Maturity Date                           $0

      (b) SECTION 3.2(B)(2)(II) of the Loan Agreement is hereby amended to read in its entirety as follows:

                        (ii) Borrower shall from time to time on demand by Agent
                  prepay the Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that on each date set forth in the table below the ratio of (x) the Primary Borrowing Base shown on the most recent Borrowing Base Certificate delivered pursuant to SECTION 7.2 hereof to (y) the unpaid principal balance of the Obligations as of such date is equal to or greater than the percentage specified opposite such date in the table below:

                        DATE                    MINIMUM PERCENTAGE

                        4/30/99                       51.00%
                        5/31/99                       52.60%
                        6/30/99                       55.80%
                        7/31/99                       54.10%
                        8/31/99                       52.50%
                        9/30/99                       50.40%
                        10/31/99                      52.00%
                        11/30/99                      52.30%
                        12/31/99                      53.30%
                        1/31/2000                     51.70%
                        2/29/2000                     51.30%
                        3/31/2000                     51.30%

      (c) SECTION 7.13 of the Loan Agreement is hereby amended to read in its entirety as follows:

            7.13 TURNAROUND CONSULTANT. Borrower shall retain a turnaround consultant satisfactory to the Majority Lenders, under an acceptable scope of work, such turnaround consultant to be retained by Borrower within twenty-one (21) days after the Agent shall have approved the applicable scope of work. The Agent and the Lenders will be provided access to all consultant generated information and reports and the applicable consultant shall report on a semi-monthly basis to Borrower, with a copy to the Agent and each Lender.

      (d) EXHIBIT J to the Loan Agreement (Borrowing Base Certificate) is hereby amended to read in its entirety as set forth on EXHIBIT J hereto.

      SECTION 2. APPROVAL OF PERSON TO PROVIDE VALUATIONS. Borrower has nominated and Lenders hereby approve Simmons & Co. as the Person to perform the valuations required under SECTION 7.2(S) of the Loan Agreement.

      SECTION 3. RATIFICATION. Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrower hereby reaffirms all covenants, representations and warranties in the Loan Agreement.

      SECTION 4. EXPENSES. The Borrower shall pay to the Agent all reasonable fees and expenses of Agent's legal counsel (pursuant to Section 11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.

      SECTION 5. CERTIFICATIONS. The Borrower hereby certifies that (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower has occurred since December 31, 1998 and (b) except as previously disclosed to Agent and the Lenders in writing, no Default or Event of Default has occurred and is continuing or will occur as a result of this Amendment.

      SECTION 6. EFFECTIVENESS. The effectiveness of this Amendment is contingent upon (a) execution and delivery to each of the Approving Lenders of certain warrants and registration rights agreements.

      SECTION 7. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.


               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

      THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

                                    INNOVATIVE VALVE TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                    By:/s/DOUGLAS R. HARRINGTON, JR.,
                                          Douglas R. Harrington, Jr.,
                                          Vice President

                                    CHASE BANK OF TEXAS,  N. A.,
                                    as Agent and as a Lender


                                    By:/s/  EDWARD E. STRINGER
                                    Name:  Edward E. Stringer
                                    Title: Vice President

                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION


                                    By:/s/ ROGER FREUNDT
                                    Name:  Roger Freundt
                                    Title: Vice President

                                    NATIONSBANK, N.A., dba Bank of America,
                                    National Association


                                    By:/s/MARK L. HENZE
                                    Name: Mark L. Henze
                                    Title: Vice President

                                    COMERICA BANK-TEXAS


                                    By:
                                    Name:
                                    Title:

                                    NATIONAL CITY BANK OF KENTUCKY


                                    By:
                                    Name:
                                    Title:

      The undersigned hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Loan Agreement, as amended hereby, to acknowledge that without such consent and confirmation, Lender would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code ss.26.02 set forth above.

                                    EACH OF THE SUBSIDIARIES OF
                                    INNOVATIVE  VALVE TECHNOLOGIES,
INC.



                                    By:/s/DOUGLAS R. HARRINGTON, JR.,
                                          Douglas R. Harrington, Jr.,
                                          Vice President

                           BORROWING BASE CERTIFICATE


      The undersigned hereby certifies that he is the _______________________ of INNOVATIVE VALVE TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), and that as such he is authorized to execute this Borrowing Base Certificate on behalf of the Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "AGREEMENT") dated as of July 7, 1998, by and among the Borrower, Chase Bank of Texas, National Association, as Agent, and the Lenders therein named. The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry, that SCHEDULE 1 attached hereto has been duly completed and is true and correct in all material respects.

      Dated ________________, 199____.




                                    ____________________________________
                                    [SIGNATURE OF AUTHORIZED OFFICER]

                                    EXHIBIT J

                           Borrowing Base Certificate
                             Dated ________________



Gross Accounts Receivable     ______________
Plus:
      Costs in excess of billi______________ Less:
      Over 90 days Old              (_____________)
      Foreign                 (_____________)

Total Eligible A/R            ______________
Advance Rate                       80%
A/R Borrowing Amount                      _____________


Gross Inventory               ______________
Less:
      Foreign                 (______________)
      Costs in excess of
        Billings (WIP)        (______________)

Total Eligible Inventory      _______________
Advance Rate                        50%
Inventory Borrowing Amount                    ______________

Add or Subtract: Allowed Over/(under) Advance ______________

Add: Allowed Stationary Balance               ______________

Total Borrowing Base                          ______________
Total Outstanding including L/C's             (____________)
Availability/(required paydown)                 ______________



                                   SCHEDULE 1

                 ALLOWED OVER OR        ALLOWED         REQUIRED OUTSTANDING                                     MAXIMUM
BORROWING       (UNDER) ADVANCE       STATIONARY       LOANS TO BB COVERAGE                                     OBLIGATION
BASE DATE          AMOUNTS              BALANCE         % AND "AS OF" DATE             PERIOD                     AMOUNT
---------       ----------------     -------------    ----------------------       ----------------            -----------
1/31/99              $2.5MM           $35,000,000                                  BEGINNING                   $71,000,000
2/28/99              $1.7MM           $35,000,000     49.24%      on 2/28/99       2/21/99 - 3/20/99           $73,800,000
3/31/99              $1.5MM           $35,000,000     50.60%      on 3/31/99       3/21/99 - 4/20/99           $74,000,000
4/30/99              $.9MM            $35,000,000     51.00%      on 4/30/99       4/21/99 - 5/20/99           $75,500,000
5/31/99              ($2.1MM)         $35,000,000     52.60%      on 5/31/99       5/21/99 - 6/20/99           $76,500,000
6/30/99              ($.3MM)          $35,000,000     55.80%      on 6/30/99       6/21/99 - 7/20/99           $75,000,000
7/31/99              $.5MM            $34,000,000     54.10%      on 7/31/99       7/21/99 - 8/20/99           $74,000,000
8/31/99              $2.4MM           $34,000,000     52.50%      on 8/31/99       8/21/99 - 9/20/99           $73,500,000
9/30/99              $1.3MM           $34,000,000     50.40%      on 9/30/99       9/21/99 - 10/20/99          $74,000,000
10/31/99             $1.5MM           $34,000,000     52.00%      on 10/31/99      10/21/99 - 11/20/99         $74,500,000
11/30/99             $.6MM            $34,000,000     52.30%      on 11/30/99      11/21/99 - 12/20/99         $75,000,000
12/31/99             $2.0MM           $34,000,000     53.30%      on 12/31/99      12/21/99 - 1/20/00          $74,500,000
1/31/00              $1.1MM           $33,000,000     51.70%      on 1/31/00       1/21/00 - 2/20/00           $73,000,000
2/28/00              ($0MM)           $33,000,000     51.30%      on 2/28/00       2/21/00 - 3/20/00           $70,500,000
3/31/00              ($0MM)           $33,000,000     51.30%      on 3/31/00       3/21/00 - 4/20/00           $70,500,000

* Calculated by using the current borrowing base as a percent of the total outstanding credit facility at the end of the indicated month, (e.g. The March 31, 1999 number of 50.6% is calculated using the 2/28 borrowing base of $37,056 divided by the total outstandings including L/C's under the credit facility of $73,227.)


                                   SCHEDULE 1

                                        2